UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 1, 2006

Date of Report (Date of earliest event reported)

LEESPORT FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-14555	23-2254007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania		19610
(Address of principal executive offices)		(Zip Code)

(610) 208-0966

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                                             Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on Form 8-K filed on November 1, 2006, on such date, James E. Kirkpatrick, Executive Vice President and Chief Lending Officer of Leesport Bank (the “Bank”), a wholly-owned banking subsidiary of Leesport Financial Corp. (the “Company”), resigned his positions with the Bank and its affiliated companies.  In connection with Mr. Kirkpatrick’s resignation, the Company and Mr. Kirkpatrick have entered into a Severance Agreement and General Release (the “Agreement”), which Mr. Kirkpatrick executed and delivered to the Company on November 20, 2006.  The Agreement provides, among other things, that Mr. Kirkpatrick will receive 24 weeks of continued base salary as severance pay (approximately $82,500 in the aggregate), and will continue to receive medical, dental, vision and basic life insurance benefits for the period of the severance payments.  A copy of the Agreement is attached as Exhibit 10.1.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits:

10.1                           Severance Agreement and General Release, effective November 1, 2006, by and between Leesport Financial Corp. and James E. Kirkpatrick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEESPORT FINANCIAL CORP.

Dated: November 27, 2006

	By:	/s/ Robert D. Davis
Robert D. Davis
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Agreement and General Release, effective November 1, 2006, by and between Leesport Financial Corp. and James E. Kirkpatrick